 Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8), pertaining to the 2018 Stock Incentive Plan of Aptevo Therapeutics Inc. of our report dated March 13, 2018, with respect to the consolidated financial statements of Aptevo Therapeutics Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2017, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Seattle, Washington

August 9, 2018